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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF FARELLA BRAUN & MARTEL LLP]






February 27, 1998




Tier Technologies, Inc.
1350 Treat Boulevard, Suite 250
Walnut Creek, CA  94596

Re: Registration Statement on Form S-8 - Amended and Restated 1996 Equity Incentive Plan and Employee Stock Purchase Plan
     -----------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Tier Technologies, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 3,044,636 shares of the Company's Class B Common Stock (the "Shares"), including 2,056,012 shares issuable pursuant to outstanding options under the Company's Amended and Restated 1996 Equity Incentive Plan (the "1996 Plan"), 888,624 additional shares available for grant under the 1996 Plan and 100,000 additional shares issuable under the Company's Employee Stock Purchase Plan (the "ESPP").

     In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Articles of Incorporation, as amended, and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.


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Tier Technologies, Inc.
February 27, 1998
Page 2


     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the 1996 Plan or the ESPP, as the case may be, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                       Very truly yours,

                       /s/ Farella Braun & Martel LLP

                       Farella Braun & Martel LLP

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